Exhibit 23.6

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 1 to Registration Statement No. 333-156298 on Form S-1 of our report dated January 13, 2009, relating to the balance sheet of Mead Johnson Nutrition Company, incorporated by reference in the Prospectus included in such Registration Statement, and to the references to us under the heading “Experts” in the Prospectus, which is part of such Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Parsippany, New Jersey

February 11, 2009